SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Gramercy Property Trust Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	06-1722127
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-194976

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.125% Series B Cumulative Redeemable Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Gramercy Property Trust Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 7.125% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share, par value $0.001 per share) (the “Series B Preferred Stock”), to be registered hereunder, set forth under the section entitled “Description of Series B Preferred Stock” contained in the Registrant’s prospectus supplement, dated August 12, 2014, as filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus, dated May 2, 2014, included in the Registration Statement on Form S-3 (No. 333-194976) of the Registrant (as amended, the “Registration Statement”), as initially filed with the SEC on April 1, 2014, as well as the related information under the heading “Description of Preferred Stock” in the Registration Statement. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the SEC on July 26, 2004.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2013.
3.3	Articles Supplementary designating the 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share, dated April 18, 2007, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2007.
3.4	Articles Supplementary designating the Class B-1 non-voting common stock, par value $0.001 per share, and Class B-2 non-voting common stock, par value $0.001 per share, incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2013.
3.5	Articles of Amendment to the Articles of Amendment and Restatement of Gramercy Property Trust Inc., incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2013.
3.6	Articles Supplementary Reclassifying 2,000,000 shares of Class B-1 non-voting common stock and 2,000,000 shares of Class B-2 non-voting common stock into shares of common stock, dated December 10, 2013, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2013.
3.7	Articles Supplementary Reclassifying 50,000,000 shares of Excess Stock, par value $0.001 per share, into shares of common stock, par value $0.001 per share, dated May 6, 2014, incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2014.
3.8	Articles of Amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares, dated June 26, 2014, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2014.
3.9	Form of Articles Supplementary designating the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock.
4.1	Form of Certificate for the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRAMERCY PROPERTY TRUST INC.
Date: August 14, 2014
	By:	/s/ Jon W. Clark

Jon W. Clark
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Incorporation of the Company, incorporated by reference to the Company’s Registration Statement on Form S-11 (No. 333-114673), filed with the SEC on July 26, 2004.
3.2	Amended and Restated Bylaws of the Company, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2013.
3.3	Articles Supplementary designating the 8.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.001 per share, dated April 18, 2007, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2007.
3.4	Articles Supplementary designating the Class B-1 non-voting common stock, par value $0.001 per share, and Class B-2 non-voting common stock, par value $0.001 per share, incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2013.
3.5	Articles of Amendment to the Articles of Amendment and Restatement of Gramercy Property Trust Inc., incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2013.
3.6	Articles Supplementary Reclassifying 2,000,000 shares of Class B-1 non-voting common stock and 2,000,000 shares of Class B-2 non-voting common stock into shares of common stock, dated December 10, 2013, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 13, 2013.
3.7	Articles Supplementary Reclassifying 50,000,000 shares of Excess Stock, par value $0.001 per share, into shares of common stock, par value $0.001 per share, dated May 6, 2014, incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 9, 2014.
3.8	Articles of Amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares of common stock from 150,000,000 shares to 200,000,000 shares, dated June 26, 2014, incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on July 1, 2014.
3.9	Form of Articles Supplementary designating the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock.
4.1	Form of Certificate for the Company’s 7.125% Series B Cumulative Redeemable Preferred Stock.